Exhibit 99.1

Professional Diversity Network, Inc. Announces Financial Results for the Quarter Ended March 31, 2026

Chicago, IL, May 15, 2026 (GLOBE NEWSWIRE) — Professional Diversity Network, Inc. (NASDAQ: IPDN), (“IPDN” or the “Company”), a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse individuals, today announced its financial results for the quarter ended March 31, 2026.

“During the first quarter of 2026, we continued to execute on our strategic transformation initiatives while expanding our technology and AI-focused service offerings,” said Xun Wu, CEO of Professional Diversity Network, Inc. “We delivered year-over-year revenue growth, strengthened our balance sheet, and remain focused on long-term growth through technology investments and operational execution.”

“For the first quarter ended March 31, 2026, total revenues increased 2.9% year over year to approximately $1.55 million, driven primarily by contracted software development revenue,” said Bella Gu, CFO of Professional Diversity Network, Inc. “During the quarter, we improved liquidity, reduced our working capital deficit, and continued to focus on disciplined cost management and operational efficiency. As expected, first quarter results were impacted by higher non-cash depreciation and amortization expenses related to acquired and developed intangible assets.”

First Quarter Financial Highlights:

●	Total revenue increased 2.9% year over year to approximately $1.55 million in Q1 2026, compared to approximately $1.50 million in Q1 2025, primarily driven by strong growth in contracted software development revenue, which increased 71.3% to approximately $0.84 million.

●	The Company significantly improved its balance sheet and liquidity position during Q1 2026, increasing total stockholders’ equity to $13.35 million from $11.18 million at December 31, 2025, while reducing its working capital deficit from approximately $4.04 million to approximately $0.79 million.

●	Financing and capital raising activities strengthened cash resources in Q1 2026, including approximately $1.2 million in proceeds from common stock sales and approximately $1.39 million in net cash provided by financing activities, compared to approximately $0.35 million in the prior-year period.

Financial Results for the Three Months Ended March 31, 2026

Revenues

Total revenues increased approximately $43,000, or 2.9%, to approximately $1,548,000, compared to approximately $1,505,000 in the prior year period, driven by a $348,000 increase in contracted software development revenue, partially offset by a $284,000 decline in recruitment services and a $21,000 decrease in membership and related services.

During the three months ended March 31, 2026, our TalentAlly Network generated approximately $637,000 in revenues compared to approximately $921,000 in revenues during the three months ended March 31, 2025, a decrease of approximately $284,000, or 30.8%. The decrease in the TalentAlly Network segment is due to reduced demand for online recruitment and hiring solutions, consistent with broader market conditions affecting the talent acquisition industry. In addition, certain employers moderated or deferred spending on diversity, equity, and inclusion-focused initiatives, which contributed to the decrease in demand for certain of our offerings. The Company continues to monitor these trends and adjust its operating strategy accordingly.

During the three months ended March 31, 2026, NAPW Network revenues generated approximately $75,000, compared to revenues of approximately $96,000 during the same period in the prior year, a decrease of approximately $21,000, or 21.9%. The decrease in the NAPW Network segment was primarily driven by reduced demand for membership-based professional networking organizations, reflecting broader shifts in market preferences. In addition, reduced access to funding and capital for certain segments of entrepreneurs, including women entrepreneurs, has impacted their ability and willingness to participate in fee-based membership programs and related events, which contributed to lower membership acquisition and renewal activity during the period.

During the three months ended March 31, 2026, RemoteMore revenue was approximately $836,000, compared to revenues of approximately $488,000 during the same period in the prior year, an increase of approximately $348,000, or 71.3%. The significant growth in the RemoteMore segment is driven by higher demand for remote software development services and outsourced technical solutions, reflecting broader industry trends toward distributed workforces and increased adoption of AI-related technologies. Despite the revenue growth, cost of revenues increased during the period, primarily due to higher costs associated with sourcing and retaining qualified remote developers, including increased compensation and related expenses. As a result, the gross margin for RemoteMore remained relatively consistent with the prior year.

The Company’s licensing service initiatives are in the early stages of development. Since September 2025, the Company has acquired the copyrights to 28 original musical works. As of March 31, 2026, the copyright assets have not generated revenue. The Company is in the process of developing and implementing commercialization strategies, including licensing and promotional activities, for these copyright assets. While management intends to pursue revenue-generating opportunities related to these assets, there can be no assurance as to the timing or extent of any revenue that may be generated.

Costs and Expenses

Cost of revenues during the three months ended March 31, 2026 was approximately $1,013,000, an increase of approximately $294,000, or 40.9%, from approximately $719,000 during the same period of the prior year. The increase was predominantly due to an approximate $345,000 increase in RemoteMore’s contract costs, which are the fees paid to external developers and are directly correlated with the segment’s significant revenue growth. Partially offsetting the increases is a decrease of approximately $39,000 in payroll-related costs and approximately $12,000 in event-related and other costs due to labor restructuring and system automation.

Sales and marketing expense during the three months ended March 31, 2026 was approximately $421,000, a decrease of approximately $150,000, or 26.3%, from $571,000 during the same period in the prior year. The decrease was predominantly attributed to approximately $52,000 of reduced payroll and commission related costs and $49,000 reduction in marketing and $49,000 related to consulting and software costs. The overall reduction in sales and marketing expenses was driven by lower revenue levels and improved operational efficiency, which collectively resulted in decreased spending across payroll, marketing, consulting, and other related services.

General and administrative expenses decreased by approximately $107,000, or 12.2%, to approximately $772,000 during the three months ended March 31, 2026, as compared to approximately $879,000 during the same period in the prior year. The decrease in expenses was predominantly due to reductions of approximately $54,000 in salaries and related benefit charges due to workforce reductions, and $53,000 in legal expenses due to lower litigation activity.

Depreciation and amortization expense during the three months ended March 31, 2026 was approximately $1,196,000, an increase of approximately $1,155,000 or 2817.1%, compared to approximately $41,000 during the same period in the prior year. The increase was primarily attributable to the amortization of musical works copyrights acquired by the Company, which are being amortized over an estimated 18-month useful life based on the expected peak streaming period.

Net Loss from Continuing Operations, Net of Tax

As a result of the factors discussed above, during the three months ended March 31, 2026, we incurred a net loss from continuing operations of approximately $1,856,000, an increase in the net loss of approximately $1,115,000, compared to a net loss of approximately $741,000 during the three months ended March 31, 2025, primarily driven by approximately $1,156,000 in amortization of acquired musical works copyrights, partially offset by a $41,000 decrease in other costs.

Summary of the Quarter’s Financial Information

Amounts in following tables are in thousands except for per share amounts and outstanding shares.

Summary of Financial Position

	March 31,	December 31,
	2026	2025
	(in thousands)
Current Assets:
Cash and cash equivalents	$35	$217
Restricted cash	2,455	1,250
Other current assets	847	1,093
Total current assets	$3,337	$2,560
Long-term assets	14,193	15,308
Total Assets	$17,530	$17,868

Total current liabilities	$4,124	$6,603
Total long-term liabilities	55	82
Total liabilities	$4,179	$6,685

Total stockholders’ equity	13,919	11,750
Total stockholders’ equity – noncontrolling interests	(568)	(567)
Total liabilities and stockholders’ equity	$17,530	$17,868

Summary of Financial Operations

	Three Months Ended
	March 31,		Change	Change
	2026	2025	(Dollars)	(Percent)
	(in thousands)
Revenues:
Membership fees and related services	$75	$96	(21)	(21.9)%
Recruitment services	631	916	(285)	(31.1)%
Contracted software development	836	488	348	71.3%
Consumer advertising and marketing solutions	6	5	1	20.0%
Total revenues	$1,548	$1,505	$43	2.9%

Cost and expenses:
Cost of revenues	$1,013	$719	294	40.9%
Sales and marketing	421	571	(150)	(26.3)%
General and administrative	772	879	(107)	(12.2)%
Depreciation and amortization	1,196	41	1,155	2817.1%
Total pre-tax cost and expenses:	$3,402	$2,210	$1,192	53.9%

Consolidated net loss from continuing operations, net of tax	$(1,856)	$(741)	$(1,115)	(150.5)%

Basic and diluted loss per share:
Net loss per share	$(0.19)	$(0.39)

Weighted average outstanding shares used in computing net loss per common share:
Basic and diluted	9,587,283	1,893,493

Summary of Cash Flows from Continuing Operations

	Three Months Ended March 31,
Cash (used in) provided by continuing operations	2026	2025
	(in thousands)
Operating activities	$(362)	$(284)
Investing activities	-	(1,300)
Financing activities	1,385	349
Net increase in cash and cash equivalents from continuing operations	$1,023	$(1,235)

Professional Diversity Network, Inc. and Subsidiaries

Non-GAAP (Adjusted) Financial Measures

Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for GAAP results. It may not be comparable to similarly titled measures used by other companies. Investors should review the reconciliation to the most directly comparable GAAP measure and consider Adjusted EBITDA together with GAAP results. We believe Adjusted EBITDA provides a meaningful representation of our operating performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Further, Adjusted EBITDA, as we define it, may not be comparable to EBITDA, or similarly titled measures, as defined by other companies.

The following non-GAAP financial information in the tables that follow are reconciled to comparable information presented using GAAP, derived by adjusting amounts determined in accordance with GAAP for certain items presented in the accompanying selected operating statement data.

The adjustments for the three months ended March 31, 2026 relate to stock-based compensation, loss attributable to noncontrolling interest, depreciation and amortization, interest and other income and income tax expense (benefit).

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Loss from Continuing Operations, net of tax	$(1,856)	$(741)
Stock-based compensation	31	37
Loss attributable to noncontrolling interest	1	19
Depreciation and amortization	1,196	41
Other (expense) income, net	3	36
Income tax expense (benefit)	-	-
Adjusted EBITDA	$(625)	$(608)

About Professional Diversity Network

Professional Diversity Network, Inc. (NASDAQ: IPDN) is a holding company and operates three business units: TalentAlly, LLC, NAPW, Inc. and RemoteMore USA, Inc. The Company is currently executing a strategic pivot to complement its existing human capital services with the development of a new initiative focused on a global Real World Asset (RWA) Exchange.

TalentAlly, LLC (“TalentAlly” or “TalentAlly Network”) consists of several online professional job seeker communities dedicated to serving professionals in the United States and employers seeking to hire talent from a wide range of sources with many demographics represented. We use the word “professional” to describe any person interested in TalentAlly’s websites or career fairs presumably for the purpose of career advancement or related benefits offered by the Company, whether or not such person is employed and regardless of the level of education or skills possessed by such person. Leveraging the power of our affinity job seeker groups, these professionals harness the relationships with employers and recruiters to help advance their careers. TalentAlly operate these recruitment affinity groups within the following sectors: Women, Hispanic-Americans, African-Americans, Asian-Americans, persons with disabilities, Military Professionals, and LGBTQ+. In addition, the Company also manages the job seeker websites and career fairs for prominent diverse membership-based organizations, including but not limited to NAACP, National Urban League, and Kappa Alpha Psi. Employers and recruiters benefit from the Company’s relationship with these organizations, which allows them to access a large pool of qualified job seekers in a centralized manner. TalentAlly is 100% owned and operated by IPDN.

NAPW Network Inc. (“NAPW” or “NAPW Network”) is a networking organization for professional women, whereby its members can develop their professional networks, further their education and skills, and promote their business and career accomplishments. NAPW provides its members with opportunities to network and develop valuable business relationships with other professionals through its website, as well as at virtual and in-person events hosted at its local chapters across the country. NAPW is 100% owned and operated by IPDN.

RemoteMore USA, Inc. (“RemoteMore USA” or “RemoteMore”) is an innovative, global entity that provides remote-hiring marketplace services for developers and companies. RemoteMore connects companies with reliable, cost-efficient, vetted developers, and empowers software developers to find meaningful jobs regardless of their location. As of March, 31, 2026, IPDN owned 84.58% of RemoteMore. The Company consolidates RemoteMore USA’s operations into its consolidated financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. Specifically, statements regarding our development of a Real World Asset Exchange are subject to numerous risks, including but not limited to: our ability to secure sufficient capital to fund the development and launch of the platform; the significant technological challenges in building a secure and scalable exchange; a highly uncertain and evolving regulatory landscape for digital assets and RWAs; intense competition from established financial institutions and other technology companies; our ability to attract asset issuers and investors to a new and unproven platform; and the risk that this new strategic direction may not be successful or generate the expected returns. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. Our most recently filed Annual Report on Form 10-K, together with this press release and the financial information contained herein, are available on our website, www.ipdn.com. Please click on “Investor Relations.”

Investor Inquiries:

investors@ipdn.com

+1 (312) 614-0950

Source: Professional Diversity Network, Inc.

Released May 15, 2026